EX-n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of Jackson National Life Insurance Company of New York and Policy Holders of JNLNY Separate Account IV

We consent to the use of our reports included herein on the financial statements of Jackson National Life Insurance Company of New York dated March 9, 2005, and on the financial statements of JNLNY Separate Account IV, dated February 25, 2005, and to the reference to our firm under the heading "Services" in the Statement of Additional Information of the SEC Form N-6 Registration Statement.


/s/ KPMG LLP

Chicago, Illinois
April 27, 2005